Security Capital Employee REIT Fund
Incorporated



Form N-SAR Report for the Period Ended 6/30/97





        The following are incorporated by reference:



        Item 77-Q1(a) Bylaws - Form N-1A Registration Statement, Part C, Item 24(b), Exhibit 2



        Item 77-Q1(e) Advisory Agreement - Pre-Effective Amendment No.
1, Part C, Item                 24(b), Exhibit 5